Exhibit 2.5

FOURTH AMENDMENT TO

FORMATION AND CONTRIBUTION AGREEMENT

AND JOINT ESCROW INSTRUCTIONS

THIS FOURTH AMENDMENT TO FORMATION AND CONTRIBUTION AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Amendment”) is made and entered into as of March 28, 2008, by and among (i) NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation (“NHP”), (ii) NHP/PMB L.P., a Delaware limited partnership (the “Operating Partnership”), (iii) PACIFIC MEDICAL BUILDINGS LLC, a California limited liability company (“PMB LLC”), (iv) PMB SPE SANTA CLARITA LLC, a California limited liability company (“Clarita LLC”), (v) PMB CHULA VISTA LLC, a California limited liability company (“Vista LLC”), (vi) LILIHA PARTNERS L.P., a California limited partnership (“Liliha LP”), (vii) ST. FRANCIS-LYNWOOD MEDICAL PLAZA L.P., a California limited partnership (“Francis LP”), (viii) EDEN MEDICAL PLAZA LP, a California limited partnership (“Eden LP”), (ix) PMB BURBANK #1 LLC, a California limited liability company (“Burbank 1 LLC”), (x) SAN GABRIEL VALLEY MEDICAL PLAZA LLC, a California limited liability company (“SG Valley LLC”), (xi) PMB GREEN VALLEY LLC, a Nevada limited liability company (“Green LLC”), (xii) THE PLAZA AT WASHOE, LLC, a Nevada limited liability company (“Washoe LLC”), (xiii) THE TERRACE AT SOUTH MEADOWS, LLC, a Nevada limited liability company (“Terrace LLC”), (xiv) PMB HILLSBORO LLC, an Oregon limited liability company (“Hillsboro LLC”), (xv) PMB TORRANCE 1 LLC, a California limited liability company (“Torrance LLC”), (xvi) PMB BURBANK #2 LLC, a California limited liability company (“Burbank 2 LLC”), (xvii) PDP ORANGE LLC, a Delaware limited liability company (“Orange LLC”), (xviii) PDP MISSION VIEJO LLC, a Delaware limited liability company (“Mission LLC”), (xix) PDP POMERADO LLC, a California limited liability company (“Pomerado LLC”), (xx) PMB PASADENA LLC, a California limited liability company (“Pasadena LLC”), and (xxi) PMB GILBERT LLC, a Delaware limited liability company (“Gilbert LLC” and, together with Clarita LLC, Vista LLC, Liliha LP, Francis LP, Eden LP, Burbank 1 LLC, SG Valley LLC, Green LLC, Washoe LLC, Terrace LLC, Hillsboro LLC, Torrance LLC, Burbank 2 LLC, Orange LLC, Mission LLC, Pomerado LLC and Pasadena LLC, the “Transferors”).

R E C I T A L S

A. NHP, PMB LLC and the Transferors entered into that certain Formation and Contribution Agreement and Joint Escrow Instructions, dated as of February 25, 2008 (the “Original Contribution Agreement”), as amended by that certain First Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of March 10, 2008 (the “First Amendment”), as further amended by that certain Letter Agreement Re: Due Diligence Waiver Letter and Second Amendment to that certain Formation and Contribution Agreement and Joint Escrow Instructions, dated as of March 14, 2008 (the “Second Amendment”), and as further amended by that certain Third Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of March 26, 2008 (the “Third Amendment,” together with the First Amendment, Second Amendment and Original Contribution Agreement, the “Contribution Agreement”). All

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capitalized terms used but not otherwise defined herein shall have the meanings set forth for the same in the Contribution Agreement.

B. NHP, the Operating Partnership, PMB LLC and the Transferors desire to amend the Contribution Agreement in accordance with the terms and conditions set forth herein.

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, NHP, the Operating Partnership, PMB LLC and the Transferors hereby agree as follows:

1.	AMENDMENTS.

1.1 Whole OP Unit Requirements.

1.1.1 Delivery of OP Units. The Contribution Agreement is hereby amended by deleting the first sentence of Section 2.3(b) thereof in its entirety and inserting the following in lieu thereof:

“At the applicable Closing of each Contribution Transaction, Transferee shall cause (i) to be issued to each of the OP Unit Recipients for such Property, if any, OP Units equal in value (as determined in accordance with this Section 2.3(b)) to the OP Unit Portion attributable to the Allocable Share of such OP Unit Recipient, as identified in the Notice for such Property (provided, however, that Transferee shall not issue any fractional OP Units, and the number of OP Units to be issued pursuant to the foregoing calculation shall be rounded to the nearest whole number to the extent required to avoid such a result), and (ii) to be paid to each of the Cash Recipients for such Property, if any, the Cash Portion attributable to the Allocable Share of such Cash Recipient in cash by wire transfer of federal funds, as identified in the Notice for such Property.”

1.1.2 Pledge of OP Units. The Contribution Agreement is hereby amended by adding the following sentence after the first sentence of Section 6.1.21 thereof:

“ Notwithstanding anything to the contrary contained herein, the OP Unit Recipients shall not pledge any fractional OP Units, and the number of OP Units to be pledged pursuant to the foregoing calculation shall be rounded to the nearest whole number to the extent required to avoid such a result.”

1.1.3 Sharp Rees-Stealy Pledge of OP Units. The Contribution Agreement is hereby amended by adding the following sentence after the fourth sentence of Section 10.5 thereof:

“ Notwithstanding anything to the contrary contained herein, the holders of the Sharp Rees-Stealy Pledged Units shall not pledge any fractional OP Units, and the

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number of OP Units to be pledged pursuant to the foregoing calculation shall be rounded to the nearest whole number to the extent required to avoid such a result.”

1.2 Existing Property Closing Date. The Contribution Agreement is hereby amended by deleting the first sentence of Section 7.1.1 thereof in its entirety and inserting the following in lieu thereof:

“Subject to the provisions of this Agreement, the Closing with respect to all of the Existing Properties shall take place concurrently on April 1, 2008 or such other date as the parties hereto may agree; provided, however, that (a) the Closing of the Contribution Transaction relating to the Properties leased by Green LLC, Terrace LLC and Hillsboro LLC shall take place on May 1, 2008, (b) the Closing of the Contribution Transaction relating to the Property leased by Liliha LP shall take place on June 1, 2008, and (c) the Closing of the Contribution Transaction relating to the Property owned by Vista LLC shall take place on November 1, 2008. Notwithstanding anything to the contrary contained in Sections 7.1.3, 7.5.1 and 16.18 hereof, to the extent that any of the dates specified in the preceding sentence fall on a Saturday, Sunday or legal holiday, the Closing shall take place on the next Business Day, provided that, for purposes of any and all adjustments and prorations hereunder, the Closing Date shall be deemed to have occurred on the dates specified in the preceding sentence.”

1.3 Cap Rate Adjustments. The Contribution Agreement is hereby amended by deleting Exhibit “B-2” attached thereto in its entirety and inserting Exhibit “B-2” attached hereto in lieu thereof.

1.4 Sample Cap Rate Adjustment Calculation. The Contribution Agreement is hereby amended by deleting Exhibit “B-3” attached thereto in its entirety and inserting Exhibit “B-3” attached hereto in lieu thereof.

2.	MISCELLANEOUS PROVISIONS.

2.1 Governing Law. This Amendment and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to its principles of conflicts of law.

2.2 Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

2.3 Headings. The Section headings of this Amendment are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.

2.4 Construction. This Amendment shall not be construed more strictly against one party hereto than against any other party hereto merely by virtue of the fact that it may have been prepared by counsel for one of the parties.

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2.5 Effect of Amendment. In the event of any inconsistency between the terms of the Contribution Agreement and the terms of this Amendment, the terms of this Amendment shall prevail.

2.6 Ratification. Except as otherwise expressly modified hereby, the Contribution Agreement shall remain in full force and effect, and all of the terms and provisions of the Contribution Agreement, as herein modified, are hereby ratified and reaffirmed.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

NHP:
NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation

By:	/s/ Donald D. Bradley
Name: Donald D. Bradley
Title: Chief Investment Officer Executive Vice President

OPERATING PARTNERSHIP:
NHP/PMB L.P., a Delaware limited partnership

By:	NHP/PMB GP LLC, a Delaware limited liability company, its General Partner

By:	NHP Operating Partnership L.P., a Delaware limited partnership, its Sole Member

By:	NHP GP LLC, a Delaware limited liability company, its General Partner

By:	Nationwide Health Properties, Inc. a Maryland corporation, its Sole Member

By:	/s/ Donald D. Bradley
Name: Donald D. Bradley
Title: Chief Investment Officer Executive Vice President

[Additional Signature Pages Follow]

Signature Page 1

PMB LLC:
PACIFIC MEDICAL BUILDINGS LLC, a California limited liability company

By:	PMB, INC., a California corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

TRANSFERORS:
PMB SPE SANTA CLARITA LLC, a Delaware limited liability company

By:	PMB Santa Clarita LLC, a California limited liability company, its Sole Member

By:	Pacific Medical Buildings LLC, a California limited liability company, its Manager

By:	PMB, Inc., a California corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

[Additional Signature Pages Follow]

Signature Page 2

PMB CHULA VISTA LLC, a California limited liability company

By:	PMB SPE Chula Vista, Inc., a Delaware corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

LILIHA PARTNERS L.P., a California limited partnership

By:	PMB SPE Honolulu, Inc. a California corporation, its General Partner

By:	/s/ Mark Toothacre
Mark Toothacre
President

ST. FRANCIS-LYNWOOD MEDICAL PLAZA L.P., a California limited partnership

By:	PMB Lynwood, Inc., a California corporation, its General Partner

By:	/s/ Mark Toothacre
Mark Toothacre
President

[Additional Signature Pages Follow]

Signature Page 3

EDEN MEDICAL PLAZA LP, a California Limited Partnership

By:	PMB Castro Valley, Inc., a California corporation, its General Partner

By:	/s/ Mark Toothacre
Mark Toothacre
President

PMB BURBANK #1 LLC, a California limited liability company

By:	Pacific Medical Buildings LLC, a California limited liability company, its Manager

By:	PMB, Inc., a California corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

[Additional Signature Pages Follow]

Signature Page 4

SAN GABRIEL VALLEY MEDICAL PLAZA LLC, a California limited liability company

By:	PMB San Gabriel LLC, a California limited liability company, its Managing Member

By:	Pacific Medical Buildings LLC, a California limited liability company, its Manager

By:	PMB, Inc., a California corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

PMB GREEN VALLEY LLC, a Nevada limited liability company

By:	Pacific Medical Buildings LLC, a California limited liability company, its Manager

By:	PMB, Inc., a California corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

[Additional Signature Pages Follow]

Signature Page 5

THE PLAZA AT WASHOE, LLC, a Nevada limited liability company

By:	PMB Reno LLC, a Nevada limited liability company, its Manager

By:	Pacific Medical Buildings LLC, a California limited liability company, its Manager

By:	PMB, Inc., a California corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

THE TERRACE AT SOUTH MEADOWS, LLC, a Nevada limited liability company

By:	PMB South Meadows LLC, a Nevada limited liability company, its Manager

By:	Pacific Medical Buildings LLC, a California limited liability company, its Manager

By:	PMB, Inc., a California corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

[Additional Signature Pages Follow]

Signature Page 6

PMB HILLSBORO LLC, an Oregon limited liability company

By:	Pacific Medical Buildings LLC, a California limited liability company, its Manager

By:	PMB, Inc., a California corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

PMB TORRANCE 1 LLC, a California limited liability company

By:	Pacific Medical Buildings LLC, a California limited liability company, its Manager

By:	PMB, Inc., a California corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

[Additional Signature Pages Follow]

Signature Page 7

PMB BURBANK #2 LLC, a California limited liability company

By:	Pacific Medical Buildings LLC, a California limited liability company, its Manager

By:	PMB, Inc., a California corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

PDP ORANGE LLC, a Delaware limited liability company

By:	PMB Founders Orange LLC, a California limited liability company, its Administrative Agent

By:	Pacific Medical Buildings LLC, a California limited liability company, its Manager

By:	PMB, Inc., a California corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

[Additional Signature Pages Follow]

Signature Page 8

PDP MISSION VIEJO LLC, a Delaware limited liability company

By:	PMB Founders Mission Viejo LLC, a California limited liability company, its Administrative Agent

By:	Pacific Medical Buildings LLC, a California limited liability company, its Manager

By:	PMB, Inc., a California corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

PDP POMERADO LLC, a California limited liability company

By:	PMB Poway LLC, a California limited liability company, its Manager

By:	Pacific Medical Buildings LLC, a California limited liability company, its Manager

By:	PMB, Inc., a California corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

[Additional Signature Pages Follow]

Signature Page 9

PMB PASADENA LLC, a California limited liability company

By:	Pacific Medical Buildings LLC, a California limited liability company, its Manager

By:	PMB, Inc., a California corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

PMB GILBERT LLC, a Delaware limited liability company

By:	Pacific Medical Buildings LLC, a California limited liability company, its Manager

By:	PMB, Inc., a California corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre
President

Signature Page 10

EXHIBIT “B-2”

CAP RATE ADJUSTMENT1

See attached.

[1]

NOTE: The Net Operating Income calculations include a deduction for a general operating reserve equal to (A) Twenty Cents ($0.20) per rentable square foot of medical office building space for Existing Properties for which initial construction was completed within the five (5) year period ending on such Property's applicable Closing Date, or (B) Twenty-Five Cents ($0.25) per rentable square foot of medical office building space for Existing Properties for which initial construction was completed prior to the five (5) year period ending on such Property's applicable Closing Date.

B-2-1

Valuation as of March 28, 2008

Property	Rentable Square Feet	First Yr NOI	NHP Going-in Cap Rate	Purchase Price Before Premium	Purchase Price With Premium
Closing in 2008					
Santa Clarita Valley Medical Plaza	78,164	$ 2,235,788	5.85%	$ 38,218,598	$ 39,393,806
Sharp Rees-Stealy	67,000	1,429,155	6.50%	21,987,000	22,738,213
St. Francis Lynwood	54,246	1,208,290	6.50%	18,589,077	19,224,196
Eden Medical Plaza	19,070	486,590	6.50%	7,486,000	7,741,769
Burbank Medical Plaza	69,620	2,113,140	6.25%	33,810,240	34,920,980
San Gabriel Valley Medical Plaza	58,249	1,353,497	6.50%	20,823,031	21,534,476
Kenneth Watts Medical Office Building	58,634	836,431	6.25%	13,382,896	13,822,553
Mission Hospital MOB & Parking Structure	136,732	5,605,990	6.00%	93,433,167	96,379,869
Pomerado Hospital Outpatient Services Pavilion	172,000	5,263,686	6.00%	87,728,100	90,494,876
Del E. Web Medical Plaza	84,666	1,735,564	6.50%	26,700,985	27,613,257
The Terrace at South Meadows	60,953	1,056,410	6.50%	16,252,462	16,807,747
Tuality 7th Avenue Medical Plaza	104,856	2,072,834	6.50%	31,889,754	32,979,307
Liliha Medical Plaza	92,650	1,975,071	7.25%	27,242,359	28,280,524
Total 2008	**1,056,840**	**$ 27,372,446**	**6.26%**	**$ 437,543,667**	**$ 451,931,574**
Closing in 2009					
The Plaza at Washoe	91,937	1,375,472	6.50%	21,161,108	21,884,103
St. Joseph Medical Office Building & Parking Structure	93,772	3,398,676	6.00%	56,644,600	58,431,062
St. Joseph Medical Plaza & Cancer Center	125,970	5,035,378	6.00%	83,922,967	86,569,736
Total 2009	**311,679**	**$ 9,809,526**	**6.07%**	**$ 161,728,674**	**166,884,901**
Closing in 2010					
Huntington Memorial MOB & Parking Structure	183,652	6,092,666	6.00%	101,544,433	104,746,950
Mercy Gilbert Medical Plaza	63,973	1,462,848	6.15%	23,786,146	24,555,070
Total 2010	**247,625**	**$ 7,555,514**	**6.03%**	**$ 125,330,580**	**129,302,020**
Total Portfolio Less Portfolio Premium	**1,616,144**	**$ 44,737,486**	**6.17%**	**$ 724,602,921**	**$ 748,118,495**
Total Portfolio with Portfolio Premium	**1,616,144**	**$ 44,737,486**	**5.98%**	**$ 748,118,495**	
Portfolio Premium			**0.19%**	**$ 23,515,574**

B-2-2

EXHIBIT “B-3”

SAMPLE CAP RATE ADJUSTMENT CALCULATION

B-3-1